Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of December 6, 2001 is by and between V-GPO, Inc. ("VGPO"), a Delaware corporation, and Epicure Investments, Inc. ("EPIC"), a Florida corporation. VGPO and EPIC are herein sometimes called the "Constituent Corporations."

W I T N E S S E T H:

     WHEREAS, VGPO and EPIC intend to effect the acquisition of VGPO by EPIC through a merger of VGPO into EPIC on the terms and conditions set forth in this Agreement; and

     WHEREAS, this Agreement is intended to be a "plan of reorganization" within the meaning of §:(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the VGPO and EPIC agree as follows:

SECTION 1- THE MERGER

     1.1     The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Laws of the State of Florida ("FLCL") and the General Corporation Law of the State of Delaware ("DGCL"), VGPO shall be merged with and into EPIC (the "Merger"). The Merger shall occur at the Effective Time (as defined herein). Following the Merger, EPIC shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of VGPO shall cease. As a result of the Merger, the outstanding securities of the Constituent Corporations shall be converted in the manner provided in Section 1.6.

     1.2     Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause a Certificate of Merger to be filed in accordance with the DGCL and FLCL (the "Merger Certificate") and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Merger Certificate shall have been filed by the Secretaries of State of Delaware and Florida in accordance with the DGCL and FLCL or at such later time as is specified in the Merger Certificate (the "Effective Time"). Immediately prior to the filing of the Merger Certificate, a closing (the "Closing") will be held at the offices of Don A. Paradiso, P.A., 2072 South Military Trail, Suite 9, West Palm Beach, Florida 33415 (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. Subject to satisfaction or waiver of each of the conditions specified in Sections 6, 7 and 8 hereof, the Closing shall take place within three business days after the last to occur of:

          (a)     the day the Merger is approved by the stockholders of EPIC; or

          (b)     the day the issuance of the Merger Consideration (as defined below) is approved by the stockholders of EPIC;

or on such other date as the parties may agree, but not later than January 31, 2002. The date on which the Closing occurs is referred to herein as the "Closing Date".

     1.3     Effects of the Merger. The Merger shall have the effects set forth in the FLCL and the DGCL.

     1.4     Certificate of Incorporation and Bylaws. The Certificate of Incorporation of VGPO, including the Certificate of Designations and the Bylaws of VGPO, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation, including the Certificate of Designations and Bylaws of the Surviving Corporation immediately after the Effective Time with all references to Delaware or the DGCL changed to Florida and the FLCL, mutatis mutandis, until duly amended in accordance with applicable law.

     1.5     Directors and Officers. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the same as the directors and officers of VGPO prior to the Effective Time).Norman R. Dobiesz shall be appointed as interim Chief Executive Officer of EPIC. Each officer and director shall hold office until his successor shall be duly appointed or elected, as the case may be, and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     1.6     Conversion of Securities.

          (a)     For purposes of this Agreement, "Merger Consideration" means 36,500,000 common shares of stock, $0.001 par value per share, of EPIC ("EPIC Common Stock"), 100,000 preferred shares of stock, $.001 par value per share, of EPIC ("EPIC Preferred Stock") and warrants, options and other rights to purchase securities of EPIC ("EPIC Other Rights").

          (b)     At the Effective Time, by virtue of the Merger and without any action on the part of VGPO or EPIC:

               (i)     All shares of Common Stock of VGPO, $0.0001 par value per share (the "VGPO Common Stock"), outstanding immediately prior to the Effective Time, shall be converted into and become (subject to the payment of cash for fractional shares as provided in Section 1.10) the like amount of shares of EPIC Common Stock, subject to adjustment in accordance with Section 1.6(c).

               (ii)     All shares of Preferred Stock of VGPO, $0.0001 par value per share (the "VGPO Preferred Stock"), outstanding immediately prior to the Effective Time, shall be converted into and become the like amount of shares of EPIC Preferred Stock subject to adjustment in accordance with Section 1.6(c), and having the same rights, privileges and designations in every respect as the VGPO Preferred Stock.

               (iii)     All shares of EPIC Stock held at the Effective Time by EPIC as treasury stock shall be treated as authorized and issued shares.

               (iv)     All warrants, options and other rights to purchase securities of VGPO ("VGPO Other Rights") listed on the VGPO Disclosure Schedule (defined in Section 2) shall be converted into and become the like number of warrants, options and other rights to purchase securities of EPIC, subject to adjustment in accordance with Section 1.6(c).

               (v)     The VGPO Common Stock, VGPO Preferred Stock and VGPO Other Rights shall be collectively referred to as the "VGPO Securities." The EPIC Common Stock, EPIC Preferred Stock and EPIC Other Rights shall be collectively referred to as the "EPIC Securities."

          (c)     The Merger Consideration shall be adjusted in the event of any change in the VGPO Securities by reason of a stock split, stock recapitalization, combination or subdivision of VGPO Securities, merger or other exchange of shares by operation of law or the like occurring after the date of this Agreement and before the Effective Time, such that, after the record date therefor the Merger Consideration shall be equal to the number and class of shares or other securities or property that would have been received in respect of VGPO Securities, as the case may be, if the Effective Time had occurred immediately prior to such record date.

     1.7     Closing of VGPO Transfer Books. At the Effective Time, the securities transfer books of VGPO shall be closed and no transfer of VGPO Securities shall thereafter be made. If, after the Effective Time, certificates representing VGPO Securities are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing EPIC Securities.

     1.8     Issuance of EPIC Certificates. Prior to the Effective Time, EPIC and VGPO shall mutually agree upon one or more persons to act as Exchange Agent hereunder (the "Exchange Agent") and shall deposit with or for the account of the Exchange Agent certificates representing the number of shares of EPIC Securities comprising the Merger Consideration. As soon as practicable after the Effective Time, (i) VGPO shall deliver to EPIC a list of all record holders of VGPO Securities immediately prior to the Effective Time (the "Record Holders"), setting forth each VGPO Securitiesholder's name, address and number of VGPO Securities held prior to the Effective Time and such other information as may be reasonably requested by the Exchange Agent (the "Securities List") and (ii) the Exchange Agent shall be instructed to mail to each Record Holder a form of letter of transmittal which shall specify instructions for use in effecting the surrender of VGPO Securities certificates in exchange for the Merger Consideration. Upon the Exchange Agent's receipt of the letter of transmittal and any certificate representing outstanding shares of VGPO Securities held by a Securitiesholder, each such Securitiesholder shall be entitled to receive a certificate representing that number of whole shares of EPIC Securities into which the shares of VGPO Securities as set forth on the Securitiesholder List shall have been converted pursuant to the provisions of this Agreement. The VGPO Securities outstanding immediately prior to the Effective Time (and any certificates representing such shares) shall be deemed converted as of the Effective Time. EPIC Securities into which VGPO Securities shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

     1.9     If any EPIC Securities certificates are to be issued in a name other than that in which the VGPO Securities were registered immediately prior to the Effective Time, it shall be a condition of such issuance that the person requesting such issuance shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such EPIC Securities in a name other than that of the registered holder of the certificate so surrendered to establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. None of EPIC, VGPO or the Exchange Agent shall be liable to any Securitiesholder of VGPO for Securities or any cash in lieu of fractional interests delivered to a public official pursuant to applicable escheat or abandoned property laws.

     1.10     No Fractional Shares. No certificates representing fractional shares of EPIC Securities shall be issued upon the surrender for exchange of VGPO Securities certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional Securities, each Securitiesholder who would otherwise have been entitled to receive a fractional share of EPIC Security will receive from EPIC at Closing an amount in cash (without interest) determined by multiplying such fraction by the fair market value of a share of EPIC Securities. Such fair market value shall equal the mean of the daily high and low sales prices of EPIC Common Stock on the Nasdaq OTC Bulletin Board, as reported by Nasdaq, averaged over (10) consecutive trading days, ending on the fifth trading day prior to the Closing Date.

SECTION 2- REPRESENTATIONS AND WARRANTIES OF VGPO

     Except as set forth on the disclosure schedule (the "VGPO Disclosure Schedule") delivered to EPIC on the date hereof, VGPO represents and warrants to EPIC as set forth below:

     2.1     Organization and Qualification. VGPO is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. VGPO does not own any capital stock of any corporation or any interest in any joint venture, partnership, association, trust or other entity. VGPO is qualified, licensed or is otherwise authorized to transact business as a foreign corporation and is in good standing in each jurisdiction (in the United States and outside of the United States) in which the failure to be so qualified, licensed or otherwise authorized to transact business and in good standing would have a material adverse effect on the business or financial condition of VGPO (an "VGPO Material Adverse Effect"), all of which jurisdictions are identified in the VGPO Disclosure Schedule.

     2.2     Capitalization.

     2.2.1     Outstanding Capital Stock. Immediately prior to Closing, VGPO's authorized capital stock shall consist of 100 million shares of Common Stock, $.000l par value per share, of which 36,500,000 shares will be issued and outstanding and 20,000,000 shares of Preferred Stock, par value $.001, of which 100,000 shares will be issued and outstanding. VGPO is not aware of any record or beneficial holder of more than five percent (5%) of the outstanding shares of VGPO Stock otherwise than as disclosed. Immediately prior to the Effective Time, all outstanding shares of VGPO Common Stock and VGPO Preferred Stock will be duly authorized, validly issued, fully paid, and nonassessable and issued in compliance with all charter documents of VGPO and all applicable federal and state laws. There are no restrictions on the transfer of VGPO' s capital stock other than those arising from securities laws. The VGPO Disclosure Schedule contains a complete and accurate list of all record and beneficial holders of VGPO Securities as of immediately prior to the Effective Time, including the number of VGPO Securities held by each such holder.

     2.2.2     Options or Other Rights. Except as set forth in the VGPO Disclosure Schedule, no subscription, warrant, option, preemptive right, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock or other security of VGPO issued by VGPO is authorized or outstanding. Except as set forth in the VGPO Disclosure Schedule, there is no commitment or offer by VGPO to issue or provide any such subscription, warrant, option, preemptive right, convertible security or other right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of VGPO. VGPO has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts, proxies or other agreements, instruments or understandings with respect to outstanding shares of VGPO's capital stock to which VGPO is a party.

     2.3     Authority to Execute and Perform Agreements. Subject to the requirement to obtain approval of its stockholders to consummate the Merger under the DGCL, VGPO has the requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument contemplated by this Agreement to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of VGPO. The Board of Directors of VGPO has adopted a resolution approving this Agreement and the transactions contemplated hereby, recommending approval of this Agreement and the Merger contemplated hereby to the stockholders of VGPO and directing that this Agreement be submitted to the stockholders of VGPO for their consideration. This Agreement and each agreement, document and instrument to which it is a party executed and delivered pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of VGPO, enforceable in accordance with their respective terms.

     2.4     Subsidiaries and Other Affiliates. VGPO does not have any subsidiary or directly or indirectly own or have any investment in any of the capital stock of, or any other interest in, any other entity.

     2.5     Certificate of Incorporation and Bylaws, Books and Records. VGPO has heretofore delivered or made available to EPIC true and complete copies of its Certificate of Incorporation, as amended (certified by the Secretary of State of Delaware) and Bylaws as in effect on the date hereof and corporate minute books. VGPO is not in default in the performance, observation or fulfillment of either its Certificate of Incorporation, as amended, or Bylaws. The minute books of VGPO contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors and of the stockholders prior to the date hereof, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

     2.6     Financial Statements. The financial statements (including any related notes thereto) representing the financial condition of VGPO as of December 31, 2000 and December 31, 1999, respectively (the "VGPO Financials"), (x) were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (y) fairly present the financial position of VGPO as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the VGPO Financials were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

     2.7     Absence of Undisclosed Liabilities. Except for matters reflected or reserved against, VGPO had no and has not since such date incurred any material liabilities (either individually or in the aggregate) of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), except as and to the extent incurred since December 31, 2000 in the ordinary course of business.

     2.8     No Material Adverse Change. Since December 31, 2000, there has not been:

          (i)     any material adverse change in the assets, liabilities, condition (financial or otherwise), results of operation, business or prospects of VGPO or any occurrence or circumstance which reasonably could be expected to result in such a material adverse change;

          (ii)     any material change in the method of operating the business of VGPO or in the manner of keeping the books, accounts or records of VGPO or in any accounting method or practice of VGPO;

          (iii)     except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, any sale, lease, mortgage, pledge, encumbrance, abandonment or disposition of, or agreement to sell, lease, mortgage, pledge, encumber, abandon or dispose of, any material assets or properties of VGPO other than in the ordinary course of business;

          (iv)     except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, any material transaction, commitment, contract or agreement entered into by VGPO, or any relinquishment or abandonment by VGPO of any material contract or right, or any modification, waiver, amendment, release, recision, or termination of any material term, condition or provision of any contract pertaining to VGPO (other than any satisfaction by performance in accordance with the terms thereof) other than in the ordinary course of business;

          (v)     any adverse relationships or conditions with employees, suppliers, lenders or customers of VGPO or any adverse relationships by VGPO with governmental agencies that could reasonably be anticipated to have an VGPO Material Adverse Effect;

          (vi)     any acquisition by VGPO (other than property or interests therein acquired in the ordinary course of its business) of all or any part of the assets, properties, capital stock or business of any other person or entity;

          (vii)     any redemption or other acquisition by VGPO of any of its capital stock or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to shares of its capital stock;

          (viii)     any loan or advance by VGPO to any of its stockholders, officers, directors or consultants, or any other loan or advance other than in the ordinary course of business; or

          (ix)     except as set forth in the VGPO Disclosure Schedule, any new employment or consulting agreement, any increase in compensation, bonus or other benefits payable or to become payable by VGPO to any of its directors, officers or employees, other than regularly scheduled increases consistent with past practice in the ordinary course of business, or any new grant of severance or termination rights, or increase in rights or benefits payable under existing severance or termination policies or agreements, to any director, officer or employee of VGPO.

     2.9     Tax Matters.

          (a)     All Taxes required to be paid by VGPO, whether or not shown on any Tax Return, have been paid or VGPO has adequately provided reserves (in accordance with GAAP). VGPO is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any taxing authority in any jurisdiction that VGPO is or may be subject to taxation by that jurisdiction. VGPO has never been a member of any group required to file any affiliated, combined, consolidated, or unitary Tax Return.

          (b)     There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of VGPO, other than with respect to Taxes not yet due and payable.

          (c)     No deficiency for any Taxes has been proposed in writing against VGPO, which deficiency has not been paid in full. There are not ongoing or, to the knowledge of VGPO, threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters which could result in any tax deficiency of VGPO for any taxable period ending on or before the date hereof, and VGPO knows of no basis for the assertion of such a deficiency. To the knowledge of VGPO, no issue relating to VGPO involving any Tax for which EPIC might be liable has been resolved in favor of any taxing authority in any audit or examination which, by application of the same principles applied in the resolution of such issue, could reasonably be expected to result in a deficiency for Taxes of EPIC for any period for which the applicable statute of limitations has not expired.

          (d)     There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to VGPO for any taxable period, and no power of attorney granted by or with respect to VGPO relating to Taxes is currently in force.

          (e)     As of December 31, 2000, the unpaid Taxes of VGPO did not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet in the VGPO Financials (rather than in any notes thereof).

          (f)     No consent to the application of section 341 (f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to VGPO or any of its assets or properties. None of the assets or properties of VGPO are or will be required to be treated as being (i) owned by any other person pursuant to the provisions of section 1 68(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of section 168(h)(1) of the Code. VGPO has not agreed, nor is it required, to make any adjustment under Section 48 1(a) of the Code by reason of a change in accounting method or otherwise.

          (g)     VGPO has not been and is not currently in violation (or, with or without notice or lapse of time or both, would be in violation) of any applicable law or regulation relating to the payment or withholding of Taxes, and all withholding and payroll Tax requirements required to be complied with by VGPO up to and including the date hereof have been satisfied.

          (h)     VGPO is not and has never been a party to or bound by, nor does it have or has it ever had any obligation under, any Tax sharing agreement or similar contract or arrangement.

          (i)     There is no contract or agreement, plan, or arrangement by VGPO concerning any person that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible by VGPO by reason of Section 280G of the Code.

          (j)     VGPO is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. EPIC shall have received (a) a certification from VGPO, dated no more than thirty (30) days prior to the Effective Time and signed by a responsible corporate officer of VGPO, that VGPO is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in Section 897(c)(2) of the Code, and (b) proof reasonably satisfactory to EPIC that VGPO has provided notice of such certification to the IRS in accordance with the provisions of Treasury Regulations Section 1 .897-2(h)(2).

     As used in this Agreement, (1) "Tax Return" means any return, declaration, report, claim for refund, information return, or statement, and any schedule, attachment, or amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed by any taxing authority in connection with the determination, assessment, collection, imposition, payment, refund or credit of any federal, state, local or foreign Tax or the administration of the laws relating to any Tax, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs, duty, fees, assessments or charges of any kind whatsoever, imposed by any taxing authority, including any liability therefor as a transferee under Section 6901 of the Code or any similar provision of applicable law, as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

     2.10     Compliance with Laws.

     2.10.1     Except as set forth on the VGPO Disclosure Schedule, to the knowledge of VGPO, VGPO is not in violation of or in default under, in any material respect, any order, judgment, injunction, award or decree, or any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, and is in compliance in all material respects with all of the foregoing that are applicable to it, its business or its assets. VGPO has not received notice of, and there has not been any citation, fine or penalty imposed or asserted against it for, any such violation or alleged violation that has not been favorably and fully resolved.

     2.10.2     To the knowledge of VGPO, VGPO holds all licenses, permits, certificates, exemptions, variances, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body (collectively, "Permits") that are material to the conduct of its business and the uses of its assets. To the knowledge of VGPO, VGPO Disclosure Schedule contains a true and complete list of all such Permits as of the date hereof (the "VGPO Permits"). To the knowledge of VGPO, VGPO Permits are in full force and effect and the validity and effectiveness of the VGPO Permits will not be affected by the transactions contemplated hereby. No violations are or have been recorded with any governmental or regulatory body in respect of any VGPO Permit, no proceeding is pending or, to the best knowledge of VGPO, threatened to revoke or limit any VGPO Permit, and VGPO knows of no grounds for any such revocation or limitation. To the knowledge of VGPO, VGPO is in compliance with the terms of the VGPO Permits, except failures so to comply which individually or in the aggregate, are not having and could not be reasonably expected to have an VGPO Material Adverse Effect.

     2.11     Consents; No Breach. To the knowledge of VGPO, all consents, permits, authorizations and approvals from any person or entity that are required pursuant to applicable law or agreement or otherwise in connection with the execution, delivery and performance of this Agreement by VGPO are set forth in the VGPO Disclosure Schedule, other than those which the failure to obtain would not affect the validity of this transaction or materially adversely affect the business of the Surviving Corporation after the Effective Time. To the knowledge of VGPO, except as set forth in the VGPO Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation, as amended, or Bylaws of VGPO; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in a modification of, or otherwise give any other contracting party the right to terminate or accelerate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which VGPO is a party or to which VGPO or any of its assets or properties is bound or subject; (iii) violate any statute, law or regulation of any jurisdiction (which violation would affect the validity of the transaction contemplated hereby or otherwise would materially adversely affect the business of the Surviving Corporation after the Effective Time) or any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body applicable to or binding upon VGPO or any of its securities, properties, assets or business; (iv) violate any material Permit held by VGPO; (v) require any filing with, notice to, or approval or consent of any foreign, federal, state, local or other governmental or regulatory body or any other person or entity; (vi) give rise to any obligation to make any material payment; or (vii) result in the creation of any Encumbrance (as defined in Section 2.15) on the assets or properties of VGPO excluding from the foregoing clauses (ii), (iii), (iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have an VGPO Material Adverse Effect on the business of VGPO or on the ability of VGPO to consummate the transactions contemplated hereby, and the following: (a) the filing of the Merger Certificate with the Secretary of State of Florida, (b) filings with various state blue sky authorities, and (c) the filing with Nasdaq of an application for listing on the Nasdaq OTC Bulletin Board of the shares of EPIC Common Stock to be issued in the Merger.

     2.12     Actions and Proceedings. To the knowledge of VGPO, there are no (a) outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving VGPO or any of its securities, assets, or properties, or (b) actions, suits or claims or legal, judicial, administrative or arbitration proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of VGPO, threatened against or involving VGPO, or any of its securities, assets or properties.

     2.13     Contracts and Other Agreements. To the knowledge of VGPO, the VGPO Disclosure Schedule sets forth a correct and complete list of all of the following currently in effect:

          (i)     written contracts and other agreements with or for the benefit of any current or former officer, director, stockholder or employee of VGPO involving more than $25,000,

          (ii)     contracts and other agreements with any labor union or association representing any employee of VGPO or otherwise providing for any form of collective bargaining;

          (iii)     contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate VGPO to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (iv)     contracts and other agreements for the sale of any of the assets or properties of VGPO other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

          (v)     partnership or joint venture agreements to which VGPO is a party;

          (vi)     contracts with agents or foreign representatives regarding the sales or marketing of the services or products of VGPO;

          (vii)     contracts or other agreements under which VGPO agrees to act as surety or guarantor for or to indemnify any party (other than required indemnification provisions in customer contracts) or to share the tax liability of any party;

          (viii)     contracts, options, outstanding purchase orders and other agreements for the purchase of any material asset, tangible or intangible;

          (ix)     contracts and other agreements with customers, suppliers or other parties for the sharing of fees, the rebating of charges or other similar arrangements other than such contracts entered into in the ordinary course of business;

          (x)     contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of VGPO as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

          (xi)     contracts and other agreements containing covenants of VGPO not to compete in any line of business or with any person or entity or covenants of any other person or entity not to compete with VGPO in any line of business;

          (xii)     contracts and other agreements relating to the acquisition by VGPO of any operating business or the capital stock of any other person or entity;

          (xiii)     contracts and other agreements requiring the payment to any party of a brokerage or sales commission or a finder's or referral fee;

          (xiv)     contracts, indentures, mortgages, promissory notes, debentures, loan agreements, guaranties, security agreements, pledge agreements, and other agreements and instruments relating to the borrowing or lending of money by VGPO or securing any such liability by VGPO;

          (xv)     any agreement or series of related agreements requiring aggregate payments by or to VGPO of more than $50,000;

          (xvi)     contracts under which VGPO will acquire or has acquired ownership of, or license to, intangible property, including software other than commercially available end-user licenses; and

          (xvii)     any other material contract or other agreement to which VGPO is a party or by which any of its assets are bound whether or not made in the ordinary course of business.

     VGPO has delivered or made available to EPIC true and complete copies of all of the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth in the VGPO Disclosure Schedule. All of such contracts and other agreements are valid, subsisting, in full force and effect, binding upon VGPO and to the knowledge of VGPO, binding upon the other parties thereto in accordance with their terms. Other than defaults which would not, either singly or in the aggregate, have an VGPO Material Adverse Effect, VGPO is not in default under any of such contracts and other agreements, nor, to the knowledge of VGPO, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that constitutes or with notice or lapse of time or both would constitute a default by VGPO thereunder.

     2.14     Real Property Leases. VGPO does not own any real property or any buildings or other structures and does not have any options or any contractual obligations to purchase or acquire any interest in real property. The VGPO Disclosure Schedule sets forth a correct and complete list of all leases of real property to which VGPO is a party (collectively, the "Leases"). True and complete copies of the Leases and all amendments, modifications and supplemental agreements thereto have been delivered by VGPO to EPIC. To the knowledge of VGPO, the Leases are in full force and effect and to the knowledge of VGPO, are binding and enforceable against each of the other parties thereto in accordance with their respective terms. To the knowledge of VGPO no party to any Lease has given notice to VGPO claiming the existence or occurrence of a breach or default thereunder by VGPO and there has not occurred any event or circumstances which constitute, or with the passage of time or the giving of notice would constitute, a breach or default thereunder by VGPO other than defaults which would not, either singly or in the aggregate, have an VGPO Material Adverse Effect.

     2.15     Tangible Property. To the knowledge of VGPO, VGPO has good and marketable title to, or valid leasehold interests or otherwise has the unrestricted right to use, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each an "Encumbrance") each item of equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of VGPO ("Tangible Property") other than (i) any statutory Encumbrance arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not materially impair the value of the property or asset subject to such Encumbrances or the use of such property or asset in the ordinary conduct of business. All such Tangible Property is in good and sufficient operating condition and repair, ordinary wear and tear excepted, and to the knowledge of VGPO, VGPO has not received notice that any of its Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

     2.16     Intellectual Property.

          (a)     To the knowledge of VGPO, VGPO owns, or is licensed to use, or otherwise has the right to use all patents, trademarks, service marks, trade names, trade secrets, logos, franchises, and copyrights, and all applications for any of the foregoing, and all technology, inventions, trade secrets, know-how, computer software and processes to the extent material to the conduct of its business as now conducted (collectively, the "Proprietary Rights"). VGPO has previously delivered to EPIC a list of all such patents and registered copyrights and trademarks, and all applications therefor (the "VGPO Registered Rights"). All of the VGPO Registered Rights owned by VGPO, and to the knowledge of VGPO, all VGPO Registered Rights licensed to VGPO have been registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified in the VGPO Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and in each such other jurisdiction.

          (b)     To the knowledge of VGPO, the business of VGPO as currently conducted does not materially infringe upon the proprietary rights of others, nor has VGPO received any notice or claim from any third party of such infringement by VGPO. VGPO is not aware of any material unlicensed infringement by any third party on, or any issued competing claim of right to use or own any of, the Proprietary Rights of VGPO. To the knowledge of VGPO, none of the activities of the employees of VGPO on behalf of VGPO materially violates any agreements or arrangements that any such employees have with former employers.

     2.17     Title to Assets-Liens. To the knowledge of VGPO, VGPO has good and marketable title to or valid leasehold interests in or otherwise has the right to use all of its material assets and properties, including, without limitation, all of the assets and properties reflected on the VGPO Balance Sheet, free and clear of any Encumbrance, except for (i) assets and properties disposed of in the ordinary course of business subsequent to the date of the VGPO Balance Sheet, (ii) Encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iii) liens for Taxes not yet due and payable or for Taxes being contested in good faith by appropriate proceedings, or (iv) Encumbrances reflected on the VGPO Balance Sheet.

     2.18     Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of VGPO in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with, or any action taken by, VGPO.

     2.19     Hazardous Materials. To the knowledge of VGPO, VGPO has not generated, used or handled any Hazardous Materials (as defined below), nor has VGPO treated, stored or disposed of any Hazardous Materials at any site owned or leased at any time by VGPO or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility, except in compliance with all applicable laws. To the knowledge of VGPO, no other person has generated, used, handled, stored or disposed of any Hazardous Materials at any site owned or premises leased by VGPO at any time nor to the knowledge of VGPO, has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises. VGPO does not presently operate or lease nor has it operated or leased in the past any site on which, underground storage tanks are or were located and which tanks are the responsibility of VGPO to operate. To the knowledge of VGPO, without investigation, no lien has been imposed by any governmental agency in connection with the presence of any Hazardous Materials on any property, facility, machinery, or equipment operated or leased by VGPO. "Hazardous Materials" shall mean and include any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act, 42 U.S.C. 6901, or regulations adopted pursuant to said Act, and also any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, but excludes ordinary and customary materials in quantities reasonably required to be used by VGPO in the ordinary course of its business.

SECTION 3- REPRESENTATIONS AND WARRANTIES OF EPIC

     Except as set forth on the disclosure schedule (the "EPIC Disclosure Schedule") delivered to VGPO on the date hereof, EPIC represents and warrants to VGPO as set forth below:

     3.1     Organization and Qualification. EPIC is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. EPIC is licensed or is otherwise authorized to transact business as a foreign corporation and is in good standing in each jurisdiction (in the United States and outside of the United States) in which the failure to be so qualified, licensed or otherwise authorized to transact business and in good standing would have a material adverse effect on the business or financial condition of EPIC.

     3.2     Capitalization.

     3.2.1     Outstanding Capital Stock. EPIC's authorized capital stock, (a) currently consists of 20,000,000 shares of EPIC Common Stock, $.001 par value per share, of which 4,265,500 are presently issued and outstanding and (b) will on or before the closing date, consist of (i) 100,000,000 shares of EPIC Common Stock, $.001 par value per share, of which 40,765,500 shares will be issued and outstanding as of the closing date, with 1,416,667 shares held in treasury (ii) 20,000,000 shares of Preferred Stock, $.001 par value per share, of which 100,000 shares will be issued and outstanding as of the closing date and (iii) EPIC Other Rights equal in kind and number to the VGPO Other Rights. Except as disclosed in the EPIC Disclosure Schedule, EPIC has no obligation to issue additional EPIC Securities. The EPIC Securities issuable to the holders of the VGPO Securities pursuant to this Agreement will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in the EPIC Disclosure Schedule, there are no (x) outstanding subscriptions, warrants, options, preemptive rights, convertible securities or other rights (any of the foregoing an "Option") obligating EPIC to issue or sell any Securities or to grant, extend or enter into any such Option or (y) voting trusts, proxies or other agreements, instruments or understandings with respect to outstanding Securities or (z) outstanding contractual obligations to repurchase, redeem or otherwise acquire any securities or to provide any funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any other company.

     3.2.2     Options or Other Rights. No Option obligating EPIC to purchase or acquire any Securities of EPIC is authorized or outstanding and EPIC has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no restrictions on the transfer of EPIC's Securities other than those arising from securities laws. There are no voting trusts, proxies or other agreements, instruments or understandings with respect to outstanding EPIC Securities to which EPIC is a party.

     3.3     Authority to Execute and Perform Agreements. Subject to the requirement that EPIC obtain approval of its stockholders to consummate the Merger under the FLCL, EPIC has the requisite corporate power and authority to execute and deliver this Agreement, and each document and instrument contemplated by this Agreement to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform fully its respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each such other agreement, document and instrument to which EPIC is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of EPIC. The Board of Directors of EPIC has adopted a resolution approving this Agreement and the transactions contemplated hereby. The Board of Directors of EPIC has recommended the approval of this Agreement to the stockholders of EPIC. This Agreement and each agreement, document and instrument to which EPIC is a party executed and delivered pursuant to this Agreement constitutes, or when executed and delivered by EPIC, as the case may be, will constitute, valid and binding obligations of EPIC, enforceable against EPIC in accordance with their respective terms.

     3.4     Subsidiaries and Other Affiliates. EPIC does not have any subsidiary or directly or indirectly own or have any investment in any of the Securities of, or any interest convertible into or exchangeable or exercisable for or any other interest in, any other person, corporation, partnership, joint venture or other business association or entity.

     3.5     Charter and ByLaws-Books and Records. EPIC has heretofore delivered or made available to VGPO true and complete copies of the Certificate of Incorporation (certified by the Secretary of State or comparable authority of its jurisdiction of incorporation) and Bylaws of EPIC as in effect on the date hereof, and corporate minute books. EPIC is not in default in the performance, observation or fulfillment of either its Certificate of Incorporation or Bylaws. The minute books of EPIC contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors and of the stockholders of EPIC prior to the date hereof, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books of EPIC are true, complete and correct. The general ledgers and books of account of EPIC, if any, to which VGPO and its representatives have been given access are correct and complete in all material respects and have been maintained in accordance with good business practice.

     3.6     SEC Reports. EPIC has filed all reports and schedules and disclosed all information it is required to disclose pursuant to the Securities Exchange Act of 1934, as amended. EPIC has previously delivered to VGPO its Annual Report on Form 10-KSB for the year ended June 30, 2001 and its quarterly report on Form 10-QSB for the quarter ended September 30, 2001, in each case as filed with the SEC.

     3.7     Financial Statements. The consolidated financial statements contained in the EPIC Disclosure Schedule complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and have been prepared from, and are in accordance with, the books and records of EPIC and fairly present the consolidated financial condition, results of operations and cash flows of EPIC as of the dates and for the periods presented therein, all in accordance with GAAP applied on a consistent basis, except as otherwise set forth on the EPIC Disclosure Schedule.

     3.8     Absence of Undisclosed Liabilities. Except as set forth in the EPIC Disclosure Schedule, EPIC has not incurred since such date liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for Taxes due or then accrued or to become due), except for liabilities adequately reflected and reserved against in the EPIC unaudited balance sheet dated September 30, 2001.

     3.9     No Material Adverse Change. Except as set forth in the EPIC Disclosure Schedule, since June 30, 2001, there has not been:

          (i)     any material adverse change in the assets, liabilities, condition (financial or otherwise), results of operation, business or prospects of EPIC, taken as a whole, or any occurrence or circumstance which reasonably could be expected to result in such a material adverse change;

          (ii)     any material change in the method of operating the business of EPIC, in the manner of keeping the books, accounts or records of EPIC or in any accounting method or practice of EPIC;

          (iii)     except for the execution of this Agreement any sale, lease, mortgage, pledge, encumbrance, abandonment or disposition of, or agreement to sell, lease, mortgage, pledge, encumber, abandon or dispose of, any material assets or properties of EPIC, other than in the usual and ordinary course of business;

          (iv)     except for the execution of this Agreement , any material transaction, commitment, contract or agreement entered into by EPIC, or any relinquishment or abandonment by EPIC of any material contract or right, or any modification, waiver, amendment, release, recision, or termination of any material term, condition or provision of any contract pertaining to EPIC (other than any satisfaction by performance in accordance with the terms thereof), other than in the usual and ordinary course of business;

          (v)     any adverse relationships or conditions with employees, suppliers, lenders, customers or governmental agencies that could reasonably be anticipated to have a EPIC Material Adverse Effect;

          (vi)     any acquisition by EPIC (other than property or interests therein acquired in the ordinary course of its business) of all or any part of the assets, properties, capital stock or business of any other person or entity;

          (vii)     any redemption or other acquisition by EPIC of any of its capital stock or any declaration, setting aside or payment of any dividend or distribution of any kind with respect to shares of its capital stock;

          (viii)     any loan or advance by EPIC to any stockholder, officer, director, employee, or consultant, or any other loan or advance other than in the ordinary course of business; or

          (ix)     any new employment or consulting agreement, any increase in compensation, bonus or other benefits payable or to become payable by EPIC to any of its directors, officers or employees, other than regularly scheduled increases consistent with past practice in the ordinary course of business, or any new grant of severance or termination rights, or increase in rights or benefits payable under existing severance or termination policies or agreements, to any director, officer or employee of EPIC.

     3.10     Compliance with Laws.

     3.10.1     EPIC is not in violation of or in default under, in any material respect, any order, judgment, injunction, award or decree, or any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, and is in compliance in all material respects with all of the foregoing that are applicable to it, its business or its assets. EPIC has not received notice of, and there has not been any citation, fine or penalty imposed or asserted against EPIC for, any such violation or alleged violation that has not been favorably and fully resolved.

     3.11     Consents-No Breach. All consents, permits, authorizations and approvals from any person or entity that are required pursuant to applicable law, or agreement or otherwise in connection with the execution, delivery and performance of this Agreement by EPIC are set forth in the EPIC Disclosure Schedule, other than those which the failure to obtain would not affect the validity of this transaction. The execution, delivery and performance of this Agreement by EPIC and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or Bylaws of EPIC; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in a modification of, or otherwise give any other contracting party the right to payment or terminate or accelerate or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which EPIC is a party (iii) violate any statute, law or regulation of any jurisdiction.

     3.12     Actions and Proceedings. Except as set forth on the EPIC Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving EPIC. There are no actions, suits or claims or legal, judicial, administrative or arbitration proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of EPIC, threatened against or involving EPIC.

     3.13     Tax Matters.

          (a)     Except as set forth in the EPIC Disclosure Schedule, EPIC has filed all material Tax Returns required to be filed by it under applicable law prior to the date hereof. All such Tax Returns were true, complete and correct in all material respects and filed on a timely basis. EPIC (i) has paid all material Taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such Tax Returns or (ii) has duly and fully provided reserves (in accordance with GAAP) with respect to all such Taxes.

          (b)     Except as set forth in the EPIC Disclosure Schedule, the EPIC Balance Sheet includes a reserve for Tax liability which is adequate to pay all material Taxes of EPIC for the taxable periods ending on the date of such EPIC Balance Sheet which were not yet due and payable.

          (c)     Except as set forth in the EPIC Disclosure Schedule, there are no Tax liens upon the assets of EPIC which reasonably could be expected to have a Material Adverse Effect, except liens for Taxes not yet due.

     3.14     Title to Assets; Liens. EPIC has good and marketable title to or valid leasehold interests in or otherwise has the right to use all of its material assets and properties, free and clear of any Encumbrance, except for (i) assets and properties disposed of in the ordinary course of business, (ii) Encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iii) liens for Taxes not yet due and payable or for Taxes being contested in good faith by appropriate proceedings, or (iv) Encumbrances reflected on the EPIC Interim Balance Sheet.

     3.15     Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding shares of EPIC Common Stock with respect to the approval of the Merger and the issuance of EPIC Common Stock in connection with the Merger is the only vote of the holders of any class or series of capital stock of EPIC required to approve the Merger and the other transactions contemplated hereby.

     3.16     Full Disclosure. All documents and other papers delivered by or on behalf of EPIC in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. No representation, warranty or statement of EPIC made in this Agreement or in any Exhibit hereto or in any document, statement or certificate furnished pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstance under which they were made, not false or misleading.

SECTION 4 -Covenants.

     The parties covenant and agree as follows:

     4.1     Conduct of VGPO Business. During the period from the date hereof to the Closing Date, VGPO shall observe the following covenants:

          (a)     Preservation of the Business- Maintenance of Properties. Contracts. Use all reasonable efforts to preserve its business, advertise, promote and market its services, keep its properties intact, preserve its goodwill, and maintain all physical properties in good operating condition; and

          (b)     Ordinary Course of Business. Operate its business in the ordinary course;

     4.2     Agreement not to Entertain other Offers.

     4.2.1     In consideration of the efforts and expenses undertaken by VGPO in pursuing the Merger and other valuable consideration, the receipt and adequacy of which are acknowledged, EPIC and VGPO agree that until the Closing Date or until this Agreement is otherwise terminated, neither EPIC nor any of its authorized representatives shall:

          (a)     (i)     directly or indirectly, solicit any proposal relating to the acquisition by another party of all or any portion of the capital stock of EPIC or substantially all of the assets of EPIC (whether by merger or otherwise);

               (ii)     directly or indirectly, engage in any discussions or negotiations with any other party regarding any such acquisition (whether by merger or otherwise), or otherwise encourage or facilitate any efforts by any other party to engage in such an acquisition; or

               (iii)     except as otherwise contemplated by this Agreement, sell, transfer or dispose of all or any portion of the capital stock of such company or grant, issue or sell any option or warrant, right to subscribe to or purchase any such capital stock or any security convertible into or exchangeable for any such share or enter into any agreement or commitment to effect any such issuance or sale or sell, transfer or dispose of substantially all of the assets of such company (whether by merger or otherwise);

          (b)     In the event that EPIC breaches its obligations under this Section or engages in discussions or negotiations with, provides information to, or consummates a transaction with a third party, then, unless the Merger subsequently occurs prior to January 31, 2002, on the earlier of (i) the consummation of any such transaction with a third party or (ii) January 31, 2002, EPIC shall pay VGPO a termination fee in the amount of $500,000, in immediately available funds to an account designated by VGPO. The parties acknowledge and agree that the provisions for payment of such a termination fee are included herein to induce VGPO to enter into this Agreement and to reimburse VGPO for incurring the costs and expenses related to the contemplated Merger. No more than one termination fee shall be paid by EPIC hereunder. The parties hereto agree that any termination fee that is paid or due hereunder shall be deemed to be liquidated damages designed to reasonably compensate the recipient party for the loss incurred by the breaching party's actions.

     4.3     Consummation of Agreement. Each party shall use all reasonable efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of its representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

     4.4     Further Assurances. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     4.5     Securities Law Matters. As soon as practicable following the date hereof, EPIC shall prepare and file with the SEC its Proxy Statements, provided that EPIC shall provide a copy of the Preliminary and Definitive Proxy Statements to VGPO for review at least three (3) business days prior to such filings with the SEC.

     4.6     Public Announcements and Confidentiality. Any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of EPIC and VGPO , which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law.

     4.7     EPIC SEC Filings. Until the Closing Date, EPIC shall furnish VGPO with a copy of each periodic or current report filed by EPIC under the Securities Exchange Act promptly after filing the same. All filings made by EPIC after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.8     Tax Matters. The following provisions shall govern the allocation between the Surviving Corporation and the holders of the VGPO Securities and the EPIC Securities prior to the Effective Time ("Securitiesholders") of responsibility for certain tax matters following the Effective Time:

          (a)     The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for EPIC and VGPO for all periods ending on or prior to the Effective Time which are due after the Effective Time. Such Tax Returns shall be provided to the Securitiesholders for the Securitiesholders' review and comment not later than 30 days prior to the due date for filing such Tax Returns (including extensions), and the Securitiesholders shall be entitled to suggest to the Surviving Corporation any reasonable changes to such Tax Returns. The Securitiesholders and the Surviving Corporation agree to consult and to resolve in good faith any issue arising as a result of the review of such Tax Returns and to mutually consent to the filing of such Tax Returns as promptly as possible. In the event the parties are unable to resolve any dispute within ten days following the delivery to the Securitiesholders of any such Tax Return, the Securitiesholders and the Surviving Corporation shall jointly request the Surviving Corporation's independent accounting firm, or if such firm is not acceptable to either the Surviving Corporation or the Securitiesholders, another independent accounting firm appointed by such firm (the "Independent Accounting Firm") to resolve any issue at least five days before the due date of such Tax Return, in order that such Tax Return may be timely filed. The party whose position is farthest from the resolution reached by the Independent Accounting Firm shall pay the Independent Accounting Firm's fees and expenses, and the determination of the Independent Accounting Firm shall be binding on all parties. The Securitiesholders shall reimburse the Surviving Corporation for Taxes of VGPO with respect to such periods within fifteen (15) days after payment by the Surviving Corporation of such Taxes.

          (b)     The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of VGPO and the Surviving Corporation for Tax periods which begin before the Effective Time and end after the Effective Time. The Securitiesholders shall pay to the Surviving Corporation within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Effective Time. For purposes of this section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on ) the Effective Time, the portion of such Tax which relates to the portion of such taxable period ending on the Effective Time shall (x) in the case of Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period from the first day of such taxable period through the Effective Time and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Effective Time (that is, through a closing of the books of the corporation).

     The Surviving Corporation shall deliver to the Securitiesholders at least 30 days prior to the due date for filing any such Tax Return to which this Section 4.8 relates (including extensions) a statement setting forth the amount of Tax allocated to the Securitiesholders pursuant to this section (the "Tax Statement") for such Tax Returns and copies of such Tax Returns. The Securitiesholders have the right to review such Tax Returns and the Tax Statement prior to the filing of such Tax Returns and to suggest to the Surviving Corporation any reasonable changes to such Tax Returns. If the Securitiesholders agree with the Tax Statement the Securitiesholders shall promptly pay the amount shown thereon to the Surviving Corporation in accordance with the above provisions of this Section 5.2 1(b). If the Securitiesholders disagree with the Tax Statement, the Securitiesholders and the Surviving Corporation agree to consult and to resolve in good faith any issue arising as a result of the review of such Tax Returns and the Tax Statement and to mutually consent to the filing of such Tax Returns as promptly as possible. In the event the parties are unable to resolve any dispute within ten days following the delivery to the Securitiesholders of such Tax Returns and the Tax Statement, the Securitiesholders and the Surviving Corporation shall jointly request the Independent Accounting Firm then representing the Surviving Corporation to resolve any issue in dispute as promptly as possible. If the Independent Accounting Firm is unable to make a determination with respect to any disputed issue within five business days prior to the due date (including extensions) for the filing of the Tax Return in question, then the Surviving Corporation may file such Tax Return on the due date (including extensions) therefor without such determination having been made and without the Securitiesholders' consent. Notwithstanding the filing of such Tax Return, the Independent Accounting Firm shall make a determination with respect to any disputed issue, and the amount of Taxes that are allocated to the Securitiesholders pursuant to this Section 4.8 shall be as determined by the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid by the party whose position is farthest from the determination reached by the Independent Accounting Firm. Nothing in this section shall excuse the Securitiesholders from their responsibility for their share, as determined in accordance with this Section 4.8, of any such Taxes if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns exceeds the amount determined under this Section.

          (c)     The Surviving Corporation shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation, or other proceeding with respect to Taxes of VGPO. Such cooperation shall include the retention (to the extent applicable) and (upon the other party's request) the provision of records and information which are reasonably relevant to the preparation of any such Tax Return or to any such audit, litigation or other proceeding. The Securitiesholders agree (a) to retain all books and records, if any, in their possession with respect to Tax matters pertinent to VGPO relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations (and, to the extent notified by the Surviving Corporation, any extension thereof) of the applicable taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the Surviving Corporation reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Surviving Corporation so requests, the Securitiesholders shall allow the Surviving Corporation to take possession of such books and records.

SECTION 5- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER

     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

     5.1     Approvals. All required approvals of the stockholders and all consents and approvals referred to in this Agreement, other than those which, the failure to obtain would not affect the validity of this transaction or materially adversely affect the business of the Surviving Corporation after the Effective Time shall have been obtained.

     5.2     Absence of Order. No restraining order or injunction of any court which prevents consummation of the Merger shall be in effect.

     5.3     Nasdaq OTCBB Listing. The shares of EPIC Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq OTC Bulletin Board.

SECTION 6- CONDITIONS PRECEDENT TO THE OBLIGATION OF EPIC TO CONSUMMATE THE MERGER

     The obligation of EPIC to consummate the Merger is subject to the satisfaction or waiver by EPIC, at or before the Effective Time, of the following conditions:

     6.1     Representations. Warranties and Covenants. The representations and warranties of VGPO contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement and the VGPO Disclosure Schedule). VGPO shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. VGPO shall have delivered to EPIC a certificate, dated the Closing Date, to the foregoing effect.

     6.2     Certificate of Secretary of VGPO. VGPO shall have delivered to EPIC a certificate of the Secretary of VGPO dated as of the Closing Date, certifying as to (i) the Certificate of Incorporation, as amended, and the Bylaws of VGPO, (ii) the resolutions of the Board of Directors of VGPO authorizing and approving the execution, delivery and performance by VGPO of this Agreement and the transactions contemplated hereby and (iii) the resolutions of the stockholders of VGPO authorizing and approving this Agreement and the transactions contemplated hereby.

SECTION 7- CONDITIONS PRECEDENT TO THE OBLIGATION OF VGPO TO CONSUMMATE THE MERGER

     The obligation of VGPO to consummate the Merger is subject to the satisfaction or waiver by it, at or before the Effective Time, of the following conditions:

     7.1     Representations, Warranties and Covenants. The representations and warranties of EPIC contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement). EPIC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time. EPIC shall have delivered to VGPO a certificate, dated the Effective Time, to the foregoing effect.

     7.2     Certificate of Secretary of EPIC. EPIC shall have delivered to VGPO a certificate of the Secretary of EPIC dated as of the Closing Date, certifying as to (i) the Certificate of Incorporation and the Bylaws of EPIC, (ii) the resolutions of the Board of Directors of EPIC authorizing and approving the execution, delivery and performance by EPIC of this Agreement and the transactions contemplated hereby and (iii) the resolutions of the stockholders of EPIC authorizing and approving this Agreement and the transactions contemplated hereby.

     7.3     Performance of Other Agreement.

          (a)     The first closing of, under and as described in a Stock Sale and Escrow Agreement covering sale of the EPIC Common Stock described in such Stock Sale Agreement dated the date of this Agreement shall have occurred; and

          (b)     VGPO Stock Purchase Agreement by and between VGPO as issuer and certain subscribers to purchase up to an aggregate of three million (3,000,000) shares of the authorized, but unissued common stock of VGPO dated the date of this Agreement shall have been fully performed.

SECTION 8- TERMINATION, AMENDMENT AND WAIVER

     8.1     Termination. This Agreement may be terminated at any time on or prior to the Closing Date, whether prior to or after approval by EPIC's stockholders, as follows:

          (a)     by EPIC or VGPO if, without fault of the terminating party, the Closing Date shall not have occurred on or before January 31, 2002, which date may be extended orally or in writing by mutual consent of the parties;

          (b)     by VGPO upon written notice to EPIC if any representation or warranty of EPIC made herein was not true and correct in all material respects when made or EPIC has materially breached any covenant contained herein and has not cured such breach within ten (10) days of receipt of written notice from VGPO or by the Closing Date, whichever occurs first;

          (c)     by EPIC upon written notice to VGPO if any representation or warranty made herein by VGPO was not true and correct in all material respects when made or VGPO has materially breached any covenant contained herein and has not cured such breach within ten (10) days of receipt of written notice from EPIC or by the Closing Date, whichever occurs first;

          (d)     by any party if any court of competent jurisdiction or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final;

          (e)     by either EPIC or VGPO if the EPIC or VGPO stockholders vote and fail to approve the Merger as required by Florida or Delaware law;

SECTION 9 - GENERAL

     9.1     Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

          (i)     if to EPIC, to:

          with a copy to:

          Don A. Paradiso, Esq.
          Don A. Paradiso, P.A.
          Suite 9
          2072 South Military Trail
          West Palm Beach, Florida 33415
          (561) 967-7300
          (561) 967-7633 Fax

          (ii)     if to VGPO, to:

          with a copy to:

          John N. Blair, Esq.
          Blair & Roach, LLP
          2645 Sheridan Drive
          Tonawanda, New York 14150
          (716) 834-9181
          (716) 834-9197 Fax

     9.2     Amendment. This Agreement may not be amended except by an instrument signed by each party hereto.

     9.3     Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

     9.4     Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     9.5     Governing Law. This Agreement shall be governed by the laws of the State of Florida, without regard to its conflict of law provisions.

     9.6     No Third Party Beneficiaries. This Agreement is binding upon and shall inure to the benefit of the VGPO and EPIC and their respective successors, but does not create any rights enforceable by any person, firm, corporation or entity other than VGPO and EPIC.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.

Epicure Investments, Inc.
By: /s/ Casimer J. Jaszewski Name: CASIMER J. JASZEWSKI Title: President

V-GPO, Inc.
By: /s/ Norman R. Dobiesz, CEO Name: NORMAN R. DOBIESZ Title: Chairman and Chief Executive Officer